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                                                                    Exhibit 10.1

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                                 ASSET PURCHASE
                                    AGREEMENT


                          dated as of October 17, 2001,

                                  by and among

                              ROADWAY CORPORATION,

                                EDWARD H. ARNOLD,

                                       AND

                             ARNOLD LOGISTICS, INC.

                                LIST OF SCHEDULES


Schedule 1.2(a)(i)         Real Property
Schedule 1.2(a)(iii)       Freightliner Tractors
Schedule 1.2(a)(iv)        Telecommunications, Computer Equipment, Software and
                           Network Switching Equipment
Schedule 1.2(a)(vi)        Assumed Contracts
Schedule 1.2(a)(vii)       Intellectual Property
Schedule 1.2(a)(viii)      Other Assets
Schedule 1.2.2             Excluded Assets
Schedule 1.3(b)            Excluded Liabilities
Schedule 2.1.2             Roadway Consents and Approvals/Conflicts
Schedule 2.2.2             Purchaser Consents and Approvals/Conflicts
Schedule 3.5(h)            Non-Logistics Division Employees
Schedule 7.3(b)            Purchase Price Allocation

                                LISTS OF EXHIBITS

Exhibit 1.6.1(a)           Shared Services Agreement
Exhibit 1.6.1(b)           Assumption Agreement
Exhibit 1.6.2(a)           Bill of Sale and Quit Claim Deed

                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This ASSET PURCHASE AGREEMENT this ("AGREEMENT") is made and entered into as of the 17th day of October, 2001, by and among Roadway Corporation, a Delaware corporation ("ROADWAY"), Edward H. Arnold, an individual ("EHA"), and Arnold Logistics, Inc., a Pennsylvania corporation (the "PURCHASER").

                             BACKGROUND INFORMATION
                             ----------------------

         A. Pursuant to the Agreement and Plan of Merger (the "MERGER AGREEMENT"), dated August 21, 2001, by and among Roadway, Lion Corp., a wholly-owned subsidiary of Roadway ("LION"), and Arnold Industries, Inc., a Pennsylvania corporation ("ARNOLD"), Lion will be merged with and into Arnold (the "MERGER"), and Arnold will become a wholly-owned subsidiary of Roadway.

         B. Arnold's wholly-owned subsidiary, Arnold Transportation Services, Inc., a Pennsylvania corporation ("ATS"), operates a logistics business that provides value-added warehousing services including fulfillment, distribution center management, contract-packaging, reverse logistics, call center management, direct mail and integrated print services through Arnold Logistics, a division of ATS (the "BUSINESS"). Certain real estate assets used in the Business are owned by Arnold's wholly-owned subsidiary, New Penn Motor Express, Inc., a Pennsylvania corporation ("NEW PENN"), and are to be included in the Acquired Assets (as defined below).

         C. In connection with the execution of the Merger Agreement, Roadway and EHA executed a letter agreement, dated August 21, 2001, pursuant to which the parties agreed that after the consummation of the Merger, Roadway would sell, assign, or deliver or would cause to be sold, assigned and delivered to the Purchaser the Acquired Assets.

         D. Roadway desires to cause ATS, New Penn and Arnold to transfer to the Purchaser after the consummation of the Merger and the Purchaser desires to purchase, accept and assume after the consummation of the Merger the Acquired Assets and the Assumed Liabilities (as defined below) on the terms and subject to the conditions of this Agreement.

         E. In order to induce Roadway to enter into this Agreement, EHA will guaranty the obligations of the Purchaser under this Agreement.

                             STATEMENT OF AGREEMENT
                             ----------------------

         Now, therefore, the parties hereto agree as follows:

                  I. PURCHASE AND SALE OF ACQUIRED ASSETS
                     ------------------------------------

         1.1 PURCHASE AND SALE. On the terms and subject to the conditions of this Agreement, at the Closing, Roadway shall cause ATS, New Penn and Arnold to sell, assign and deliver to the Purchaser, and the Purchaser shall purchase and accept, the Acquired Assets.

         1.2 ACQUIRED ASSETS AND EXCLUDED ASSETS.

         1.2.1 ACQUIRED ASSETS.

         (a) OF ATS. For purposes of this Agreement, the term "ACQUIRED ASSETS" means the following properties, assets and rights (other than the Excluded Assets) owned by ATS as of the Closing used or held for use primarily in the
Business:

                  (i) The real property, leaseholds and other interests in real property of ATS that are listed in SCHEDULE 1.2(a)(i), together with the right, title and interest of ATS in all buildings, improvements, fixtures and other appurtenances thereto (the "REAL PROPERTY");

                  (ii) The inventory of ATS on the Closing Date that is used or held for use primarily in the Business;

                  (iii) The twenty (20) Freightliner tractors listed on SCHEDULE 1.2(a)(iii);

                  (iv) The telecommunications, computer equipment, software and communications switching equipment used by the Business as listed on
         SCHEDULE 1.2(a)(iv);

                  (v) The prepaid expenses of ATS as of the Closing to the extent relating to the Acquired Assets;

                  (vi) To the extent legally permissible, the right, title and interest of ATS as of the Closing in, to and under all contracts, leases, licenses, employment agreements and all other legally binding commitments ("CONTRACTS") relating primarily to the Business ("ASSUMED CONTRACTS"), including, without limitation, those Contracts that are listed on SCHEDULE 1.2(a)(vi) and any employee promissory notes associated with the Contracts listed on the Schedule;

                  (vii) The right, title and interest of ATS as of the Closing in, to and under the intellectual property listed on SCHEDULE 1.2(A)(VII);

                  (viii) The non-Business assets listed on SCHEDULE 1.2(a)(viii) ("OTHER ASSETS");

                  (ix) All telephone and facsimile numbers used primarily in the Business;

                  (x) The trade secrets, know how and goodwill owned by ATS as of the Closing relating primarily to the Business;

                  (xi) The books of account, general, financial, accounting and personnel records, files, invoices, customers' and suppliers' lists and other written information (excluding Tax Returns) owned by ATS as of the Closing relating primarily to the Business;


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                  (xii) To the extent assignable or transferable, the permits, licenses, franchises and other federal, state, local and foreign governmental approvals and authorizations of ATS in effect as of the Closing related primarily to the Business;

                  (xiii) The accounts receivable of the Business as of the Closing Date; and

                  (xiv) Cash in an amount of not less than One Million Eight Hundred Thousand Dollars ($1,800,000) (the "CASH AMOUNT").

         (b) OF NEW PENN. The term "ACQUIRED ASSETS" also includes the following properties, assets and rights (other than the Excluded Assets) owned by New Penn as of the Closing used or held for use primarily in the Business:

                  (i) The Real Property of New Penn listed on SCHEDULE
         1.2(a)(i).

         (c) OTHER TANGIBLE ASSETS. The term "ACQUIRED ASSETS" also includes the machinery and equipment and other fixed assets used or held for use primarily in the Business, including, but not limited to, those assets as listed on the Infinium Asset Register as of Closing, those assets located on or in the real property and leaseholds listed in SCHEDULE 1.2(a)(i) and those assets located on or in the real property locations identified in SCHEDULE 1.2(a)(iv).

         1.2.2 EXCLUDED ASSETS. Notwithstanding SECTION 1.2.1, for purposes of this Agreement the term "ACQUIRED ASSETS" will not include any Excluded Assets. For purposes of this Agreement, the term "EXCLUDED ASSETS" means:

                  (i) Cash and cash-equivalent assets of ATS in excess of the Cash Amount;

                  (ii) The insurance policies or other insuring agreements of ATS pertaining to the Acquired Assets or the Business, and all rights of every nature and description under or arising out of such policies or agreements;

                  (iii) The rights and other assets to the extent related to any of the Excluded Assets; and

                  (iv) The assets identified in SCHEDULE 1.2.2.

         1.2.3 As used in this Agreement, the phrases "used" or "held for use in," "relate to," "related primarily to" or "relating primarily to" the Business, or the conduct thereof, and similar phrases are intended to exclude assets of Arnold, New Penn or ATS owned or held (i) in any business other than the Business, (ii) for use in the respective businesses or activities of Arnold, New Penn or ATS generally, or (iii) for use by both the Business and any other business of Arnold so long as such assets or rights do not predominantly relate to the Business. Nothing in this SECTION 1.2 constitutes a representation or warranty with respect to the extent of Arnold's, New Penn's or ATS's right, title and interest in or to any of the Acquired Assets.

         1.2.4 Purchaser acknowledges that the Acquired Assets are conveyed "AS IS," "WHERE IS," and "WITH ALL FAULTS," that all warranties of merchantability or fitness for a


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particular purpose are disclaimed and that no representations are being made by
Roadway in this Agreement or otherwise in respect of the Acquired Assets or the Business.

         1.2.5 Purchaser acknowledges that EHA, a shareholder, director and officer of Arnold, is responsible for the operation of the Business prior to the consummation of the Merger. Purchaser is not relying on Roadway for any information, projections or estimates regarding the Business or the condition of the Acquired Assets and Roadway has not provided Purchaser or EHA with any such information, projections or estimates.

         1.3 ASSUMPTION OF LIABILITIES. (a) On the terms and subject to the conditions of this Agreement, effective as of the Closing and without further action, the Purchaser shall assume and agree to pay, perform, satisfy and discharge when due, all obligations and liabilities (other than Excluded Liabilities) of whatever kind and nature, primary or secondary, direct or indirect, absolute or contingent, known or unknown, whether or not accrued, arising before, on or after the Closing Date, relating to, resulting from or arising out of the Business or any of the Acquired Assets or any present or former owner or operator of the Business or any of the Acquired Assets (the "ASSUMED LIABILITIES"), including, without limitation, the obligations and liabilities specified below:

                  (i) The obligations and liabilities of Roadway or ATS under the Assumed Contracts;

                  (ii) The accounts payable and accrued expenses in respect of the Business;

                  (iii) The obligations and liabilities in respect of the Business arising at any time, including, without limitation, obligations and liabilities for refunds, adjustments, allowances, damages, repairs, exchanges, returns, warranties, property damage and personal injury;

                  (iv) The obligations and liabilities relating to the Acquired Assets;

                  (v) The obligations and liabilities arising as a result of being an owner, occupant or operator of any facility or Acquired Assets used in the conduct of the Business, including, without limitation, all obligations and liabilities relating to personal injury, property damage, natural resources, worker's compensation, employee safety and health and laws and regulations relating to the environment;

                  (vi) The liabilities and obligations relating to any litigation, action, suit, claim, investigation or proceeding pending on the date of this Agreement, or instituted after the date of this Agreement, based in whole or in part on events or conditions occurring or existing in connection with, or arising out of, or otherwise relating to, the Business whether such events or conditions occurred before, on or after the date of this Agreement; and

                  (vii) Any and all liabilities or obligations with respect to any Transferred Employee (as defined in SECTION 7.1(a)) arising prior to the Closing Date or on or after the Closing Date, including any compensation, severance, workers compensation or employee benefit obligations.


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         (b) Notwithstanding SECTION 1.3(a), for purposes of this Agreement, the term "ASSUMED LIABILITIES" will not include any Excluded Liabilities. For purposes of this Agreement, the term "EXCLUDED LIABILITIES" means the obligations or liabilities expressly retained by ATS as identified on SCHEDULE 1.3(b).

         1.4 PURCHASE PRICE. In addition to assuming the Assumed Liabilities, at the Closing, the Purchaser shall pay to Roadway (or its designee) U.S. $105,000,000 in cash (the "PURCHASE PRICE") by wire transfer of immediately available funds to such account as Roadway has theretofore designated.

         1.5 THE CLOSING. Subject to the fulfillment or waiver of the conditions precedent specified in Sections 4.1, 4.2 and 4.3, the consummation of the purchase of the Acquired Assets and assumption of the Assumed Liabilities contemplated hereby (the "CLOSING") will take place at a time and on a date to be specified by the parties, which is to be no later than the second business day after satisfaction or waiver of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing, but subject to the waiver or satisfaction of such conditions) set forth in Article IV; PROVIDED, HOWEVER, that, if such date is on or before November 30, 2001, the Purchaser, at its option, may extend the Closing Date to no later than 10:00 a.m. on November 30, 2001 (the "CLOSING DATE"). The Closing will take place at the offices of Rhoads & Sinon LLP located at One South Market Square, 12th Floor, Harrisburg, Pennsylvania.

         1.6 CLOSING DELIVERIES.

         1.6.1 DELIVERIES OF THE PURCHASER. At the Closing, Purchaser (and to the extent applicable, such entities owned or controlled by EHA or Purchaser as Purchaser may direct to take title to any of the Acquired Assets) shall deliver or cause to be delivered to Roadway the following:

         (a) A counterpart to the Shared Services Agreement, in substantially the form attached as EXHIBIT 1.6.1(a) (the "SHARED SERVICES AGREEMENT"), duly executed by Purchaser;

         (b) A counterpart to the Instrument of Assignment and Assumption of Assumed Liabilities in substantially the form of EXHIBIT 1.6.1(b) (the "ASSUMPTION AGREEMENT"), duly executed by Purchaser;

         (c) A counterpart to a trademark license agreement pursuant to which Roadway will be granted an exclusive, perpetual, royalty-free, transferable license to use the names "ATS" and "Arnold Transportation Services" and a six-month transitional license to use the name "Arnold Industries" (the "TRADEMARK LICENSE AGREEMENT"), duly executed by Purchaser;

         (d) Counterparts to the Easements (as defined in SECTION 4.3.4) and the Leases (as defined in SECTION 4.3.5), in each case in form and substance mutually acceptable to the parties, duly executed by Purchaser or its designee;

         (e) Consents relating to the assignment of the leases listed on
SCHEDULE 1.2(a)(i), in a form mutually acceptable to the parties, including a release of ATS by the landlord or sub-landlord, as the case may be;


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         (f) A certificate of the Secretary of State of the Commonwealth of
Pennsylvania as to the good standing of the Purchaser dated within 30 days prior to the Closing Date;

         (g) A certificate of the Secretary of the Purchaser certifying as to the incumbency of the authorized signatories of the Purchaser and the correctness and completeness of the articles of incorporation and the by-laws of the Purchaser and the resolutions adopted by the board of directors of the Purchaser authorizing the transactions contemplated by this Agreement; and

         (h) The Purchase Price.

         1.6.2 DELIVERIES OF ROADWAY At the Closing, Roadway shall deliver or cause to be delivered to the Purchaser, or to such entities owned or controlled by EHA or Purchaser as Purchaser may direct, the following:

         (a) Quit claim bills of sale for the transfer of the personal property included in the Acquired Assets ("BILL OF SALE") and quit claim or other no warranty deeds for the transfer of the Real Property included in the Acquired Assets, each substantially in the form attached as EXHIBIT 1.6.2(a);

         (b) A counterpart to the Shared Services Agreement, duly executed by Roadway;

         (c) A counterpart to the Assumption Agreement, duly executed by Roadway;

         (d) A counterpart to the Trademark License Agreement, duly executed by Roadway;

         (e) Counterparts to the Easements and the Leases, in each case in form and substance mutually acceptable to the parties, duly executed by New Penn or ATS, as applicable;

         (f) A certificate of the Secretary of State of the State of Delaware as to the good standing of Roadway dated within 30 days prior to the Closing Date; and

         (g) Copies of resolutions adopted by the board of directors of Roadway, authorizing the transactions contemplated by this Agreement certified by the Secretary of Roadway.

                       II. REPRESENTATIONS AND WARRANTIES
                       ----------------------------------

         2.1 REPRESENTATIONS AND WARRANTIES OF ROADWAY. Subject to SECTION 2.3, Roadway represents and warrants to the Purchaser as follows:

         2.1.1 ORGANIZATION, POWER AND AUTHORITY. Roadway is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. All necessary corporate action required to be taken for the due authorization of the execution and delivery by Roadway of this Agreement and the performance by Roadway of the transactions contemplated hereby to be performed by Roadway has been duly taken by Roadway. This Agreement has been duly executed and delivered by Roadway and, assuming the due execution and delivery of this Agreement by the Purchaser, constitutes a valid and binding obligation of Roadway.


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


         2.1.2 NO RESTRICTIONS. The execution and delivery of this Agreement by Roadway does not, and the performance by Roadway of the transactions contemplated hereby to be performed by it will not, in any respect, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of (a) termination, cancellation or acceleration of any obligation or the loss of a benefit under, any provision of the certificate of incorporation or bylaws of Roadway, (b) any domestic, foreign or other statute, law, ordinance, rule, regulation, judgment, order, injunction, decree or ruling or common law obligation ("LAW") of any domestic, foreign or other court, government, governmental agency, authority, entity or instrumentality ("GOVERNMENTAL ENTITY"), other than any such conflicts, violations or defaults as are listed or described on SCHEDULE 2.1.2 or any other Schedule or that do not have a material adverse effect on Roadway's ability to consummate the transactions contemplated by this Agreement or (c) any contracts filed by Roadway as Exhibits to its most recent Form 10-K with the Securities and Exchange Commission. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Roadway in connection with the execution and delivery of this Agreement by Roadway or the performance by Roadway of the transactions contemplated hereby to be performed by it, except for (i) the filing of a premerger notification report by or on behalf of Roadway under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) such of the foregoing as are listed or described on SCHEDULE 2.1.2, and (iii) such consents, approvals, orders, authorizations of, or registrations, declarations or filings with, any Governmental Entity, which if not obtained or made, would not have a material adverse effect on the ability of Roadway to consummate the transactions contemplated by this Agreement.

         2.2 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents and warrants to Roadway as follows:

         2.2.1 ORGANIZATION, POWER AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the requisite corporate power to execute and deliver this Agreement and to perform the transactions contemplated hereby to be performed by it. All necessary corporate action required to be taken for the due authorization of the execution and delivery by the Purchaser of this Agreement and the performance by the Purchaser of the transactions contemplated hereby to be performed by the Purchaser has been duly taken by the Purchaser. This Agreement has been duly executed and delivered by the Purchaser and, assuming the due execution and delivery of this Agreement by Roadway, constitutes a valid and binding obligation of the Purchaser.

         2.2.2 NO RESTRICTIONS. (x) The execution and delivery of this Agreement by the Purchaser does not, (y) the performance by the Purchaser of the transactions contemplated hereby to be performed by it will not and (z) the transfer of the Acquired Assets to the Purchaser will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a benefit under,
(i) any provision of the certificate of incorporation or bylaws or other comparable governing documents of the Purchaser, (ii) any Law of any Governmental Entity, or (iii) any material contracts, arrangements or understandings, whether written or oral to which the Purchaser is a party, other than any such conflicts, violations or defaults as are listed or described on SCHEDULE 2.2.2 or any other Schedule. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any other person is required to be obtained or made by or with respect to the Purchaser in connection with the execution and delivery of this Agreement by the Purchaser or the performance by the Purchaser of the transactions contemplated hereby to be performed by it, except for (x) the filing of a premerger notification report by or on behalf of the Purchaser under the HSR Act, (y) such of the foregoing as are listed or described on SCHEDULE 2.2.2, and (z) such consents, approvals, orders, authorizations of, or registrations, declarations or filings with, any Governmental Entity, which if not obtained or made, would not have a material adverse effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement.

         2.2.3 FINANCING. At the Closing the Purchaser will have financing in an amount sufficient to pay the Purchase Price and consummate the transactions contemplated by this Agreement (the "FINANCING").

         2.3 CERTAIN LIMITATIONS ON REPRESENTATIONS AND WARRANTIES. The Purchaser is a sophisticated legal entity that was advised by experienced counsel and, to the extent it deemed necessary, other advisors in connection with this Agreement. Accordingly, the Purchaser hereby acknowledges that (a) the Purchaser has not relied and will not rely upon any document or written or oral information previously furnished or made available to or discovered by it or its representatives, other than this Agreement (including the Schedules hereto) or such of the foregoing as are delivered at the Closing, (b) there are no representations or warranties by or on behalf of Roadway or any of its respective Affiliates or representatives other than those expressly set forth in this Agreement, and (c) the Purchaser's respective rights, obligations and remedies with respect to this Agreement and the events giving rise thereto will be solely and exclusively as set forth in this Agreement.

                           III. PRE-CLOSING COVENANTS
                           --------------------------

         3.1 PRESS RELEASES. Unless otherwise required by applicable Law or applicable exchange rules (and, in that event, only if time does not permit), at all times prior to the earlier of the Closing Date or termination of this Agreement, (a) Roadway and the Purchaser shall consult with each other before holding any press conferences, analysts calls or other meetings or discussions and before issuing any press release or other public announcements with respect to the transactions contemplated by this Agreement, and (b) the parties shall provide each other the opportunity to review and comment upon any press release or other public announcement or statement with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or other public announcement or statement prior to such consultation. The parties shall mutually agree upon the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement prior to the issuance thereof.

         3.2 REGULATORY FILINGS. (a) Within five business days after the date hereof, the Purchaser and Roadway shall make such filings as may be required by the HSR Act with respect to the consummation of the transactions contemplated by this Agreement. Thereafter, the Purchaser and Roadway shall file or cause to be filed as promptly as practicable with the United States Federal Trade Commission and the United States Department of Justice any supplemental information that may be requested pursuant to the HSR Act. If applicable to the consummation


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


of the transactions contemplated by this Agreement, the Purchaser shall make such filings and use its respective reasonable best efforts to obtain all permits required by Law. To the extent required by Law, Roadway shall make such filings and use its reasonable best efforts to obtain the governmental approvals referred to in SECTION 2.1.2, and shall make such filings and use its reasonable best efforts to obtain the governmental approvals referred to in SECTION 2.2.2. All filings referred to in this SECTION 3.2(a) will comply in all material respects with the requirements of the respective Laws pursuant to which they are made.

         (b) Without limiting the generality or effect of SECTION 3.2(a), each of the parties shall (i) use their respective reasonable best efforts to comply as expeditiously as possible with all lawful requests of Governmental Entities for additional information and documents pursuant to the HSR Act, (ii) not (A) extend any waiting period under the HSR Act or (B) enter into any agreement with any Governmental Entity not to consummate the transactions contemplated by this Agreement, except with the prior consent of Roadway in the case of the Purchaser, or the Purchaser in the case of Roadway, and (iii) cooperate with each other and use reasonable best efforts to cause the lifting or removal of any temporary restraining order, preliminary injunction or other judicial or administrative order that may be entered into in connection with the transactions contemplated by this Agreement.

         3.3 INJUNCTIONS. Without limiting the generality or effect of any provision of SECTION 3.2 or Article IV, if any Governmental Entity having jurisdiction over any party issues or otherwise promulgates any injunction, decree or similar order prior to the Closing that prohibits the consummation of the transactions contemplated hereby, the parties shall use their respective reasonable best efforts to have such injunction dissolved or otherwise eliminated as promptly as possible and, prior to or after the Closing, to pursue the underlying litigation diligently and in good faith.

         3.4 FINANCING. The Purchaser will use all reasonable best efforts to obtain the Financing.

         3.5 CONDUCT OF BUSINESS. From the date hereof until the earlier of the Closing Date and the consummation of the Merger, EHA shall cause ATS, New Penn and Arnold to conduct the Business and operate the Acquired Assets only in the ordinary and normal course of business consistent with past practice. Without limiting the foregoing, EHA shall cause ATS, New Penn and Arnold not to:

         (a) Make any single new commitment or increase any single previous commitment for capital expenditures for the Business;

         (b) Amend, cancel or terminate or fail to renew any contract, insurance plan or other agreement that provides benefits to the Business as well as another business of Arnold;

         (c) Discharge or cancel any right with respect to any rights arising under intellectual property or other assets shared by the Business and another business of Arnold;

         (d) Compromise or settle any litigation, action or suit relating to the Business requiring payment by the Business or another business of Arnold in an amount exceeding $50,000;


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


         (e) Accelerate the payment of any accounts payable or any other liabilities, or prepay any expenses or other obligation, of the Business;

         (f) Transfer any assets owned or used by other businesses of Arnold to the Business, except for the assets listed on SCHEDULES 1.2(a)(iii), 1.2(a)(iv), 1.2(a)(viii) or the assets referenced in SECTION 1.2.1(c);

         (g) Enter into any contract or other agreement for the benefit of the Business that obligates ATS or any other business of Arnold, other than with respect to the pending lease described in item 6 on SCHEDULE 1.2(a)(i);

         (h) Transfer any employees currently employed by businesses of Arnold other than the Business to the Business other than the employees listed on
SCHEDULE 3.5(h); or

         (i) Make or enter into any agreement or understanding to do any of the foregoing.

                           IV. CONDITIONS TO CLOSING
                               ---------------------

         4.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER AND ROADWAY. The obligations of the Purchaser and Roadway under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions:

         (a) The Merger will have been consummated,

         (b) There will not have been entered a preliminary or permanent injunction, temporary restraining order or other judicial or administrative order or decree in any jurisdiction, the effect of which prohibits the Closing, and

         (c) The waiting period under the HSR Act will have expired or been terminated.

         4.2 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER. The obligations of the Purchaser under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of the following condition, which may be waived at the option of the Purchaser:

         4.2.1 NO MATERIAL MISREPRESENTATION OR BREACH. (a) Roadway will have performed in all material respects all of the obligations under this Agreement to be performed by it at or before the Closing, all representations and warranties of Roadway contained in this Agreement that are qualified by materiality will be true and correct in all respects on the date of this Agreement and on the Closing Date subject to such qualification, and all representations and warranties of Roadway contained in this Agreement that are not qualified by materiality will be true and correct in all material respects on the date of this Agreement and on the Closing Date, except, in each case, to the extent that such representations are made expressly as of an earlier date which will be true and correct as of such earlier date, and (b) Roadway will have delivered to the Purchaser a certificate certifying each of the foregoing, dated the Closing Date and signed by one of its executive officers to the foregoing effect.

         4.3 ADDITIONAL CONDITIONS PRECEDENT TO OBLIGATIONS OF ROADWAY. The obligations of Roadway under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of Roadway:

         4.3.1 NO MATERIAL MISREPRESENTATION OR BREACH. (a) The Purchaser will have performed in all material respects all of the obligations under this Agreement to be performed by it at or before the Closing, all representations and warranties of the Purchaser contained in this Agreement that are qualified by materiality will be true and correct in all respects on the date of this Agreement and on the Closing Date subject to such qualification, and all representations and warranties of the Purchaser contained in this Agreement that are not qualified by materiality will be true and correct in all material respects on the date of this Agreement and on the Closing Date, except, in each case, to the extent that such representations are made expressly as of an earlier date which will be true and correct as of such earlier date, and (b) the Purchaser will have delivered to Roadway a certificate certifying each of the foregoing, dated the Closing Date and signed by one of its executive officers to the foregoing effect; and

         4.3.2 LANDLORD RELEASES. The Purchaser will have obtained consents relating to the assignment of the leases listed on SCHEDULE 1.2(a)(i), including a release of ATS by the landlord or sub-landlord, as the case may be.

         4.3.3 PURCHASE PRICE. The Purchaser will have delivered to Roadway (or its designee) the Purchase Price in the manner specified in SECTION 1.4.

         4.3.4 EASEMENTS. The Purchaser and Roadway will have reached agreement on the form and substance of the following agreements (collectively, the "EASEMENTS") pertaining to the Real Property:

         (a) A reciprocal easement agreement for vehicular and pedestrian access and utility lines over and through those portions of Industrial Park Road and Freight Street in or around Camp Hill, Pennsylvania that do not constitute a public road and that are used both by Roadway or any of its Affiliates and by the Purchaser or any entities owned or controlled by EHA or Purchaser; and

         (b) Such other easements or similar agreements as either Roadway or the Purchaser reasonably may require to maintain the existing operations of the Real Property or any real property being retained by Roadway or any of its Affiliates.

         4.3.5 LEASES. The Purchaser and Roadway will have reached agreement on the form and substance of the following agreements (collectively, the "LEASES") pertaining to the Real Property:

         (a) A lease from New Penn to the Purchaser (in which case the obligations of the Purchaser thereunder shall be guaranteed by EHA) or to the Purchaser's designee (in which case the obligations of such designee thereunder shall be guaranteed both by the Purchaser and by EHA), on a "triple net" basis for a rental of $1.00 per year, covering the real property located at 485 Terminal Street in Camp Hill, Pennsylvania (the "ALLING AND CORY PROPERTY"), excluding the portions of the Alling and Cory Property which New Penn utilizes
(i) as a parking and
maneuvering area (as to which area such Lease shall convey no rights) and (ii) as a detention pond (which area, together with the piping and other related systems leading thereto, shall be treated as a common area under such Lease), in each case for the benefit of the adjoining property owned by New Penn (the "NEW PENN PROPERTY"); PROVIDED, HOWEVER, that if the Alling and Cory Property and New Penn Property can be made the subject of a condominium division in a manner satisfactory to the parties prior to the Closing, then, in lieu of such Lease, both the Alling and Cory Property and the New Penn Property will be submitted by Roadway (or the applicable owner) to a condominium regime with the Alling and Cory Property (less the parking and maneuvering area) being one unit ("UNIT 1"), the New Penn Property (plus the parking and maneuvering area) being a second unit ("UNIT 2") and the detention pond, related piping and other systems being a common area (collectively, the "CONDOMINIUM"). At Closing (or thereafter, if necessary), Unit 1 will be conveyed by Roadway (or the declarant of the Condominium) to Purchaser or its designee for no additional consideration. Thereafter, the parties will hold title to Unit 1 and Unit 2, and the detention pond, related piping and other systems will be held as a common area, subject to the Condominium documents. The parties hereto agree that the Purchaser shall prepare all necessary documentation relating to the Condominium (which, documents shall be mutually acceptable to the parties) with the Purchaser and Roadway sharing equally in all costs related thereto (PROVIDED, HOWEVER, that the parties each shall pay the fees of their respective legal counsel in connection therewith). Any Transfer Taxes (as defined in SECTION 7.3) relating to the transfer of Unit 1 to Purchaser or its designee, if any, shall be paid equally by the parties. If the Condominium cannot be established prior to Closing, the Lease of the Alling and Cory Property shall contemplate that the parties shall effect such a condominium division and conveyance as soon after the Closing as is reasonably practicable; and

         (b) In the event that the portion of the Real Property located at 381 Freight Street in Camp Hill, Pennsylvania cannot be conveyed to Purchaser as contemplated hereby without causing the adjoining property located at 451 Freight Street (the "ATS WEST PROPERTY") no longer to be in compliance with any applicable setback, side yard or other zoning, planning, subdivision or building code requirements, the ATS West Property also shall be conveyed to the Purchaser or its designee for no additional consideration and such transferee shall lease the ATS West Property back to a subsidiary of Roadway to be designated by Roadway prior to the Closing, on a "triple net" basis for a rental of $1.00 per year, which Lease shall contemplate that (i) the parties shall effect a lot line adjustment as soon after the Closing as is reasonably practicable to remedy such prospective noncompliance with respect to the ATS West Property in a manner satisfactory to the parties, and (ii) upon the completion of such lot line adjustment, the transferee of the ATS West Property shall convey the same, as so adjusted, back to the tenant under such Lease for no additional consideration. Any Transfer Taxes relating to such transfers of the ATS West Property, if any, shall be paid equally by the parties. The parties hereto agree that the Purchaser or its designee will undertake a lot line adjustment, if necessary, with the Purchaser and Roadway sharing equally in all costs related thereto, including sharing the cost of reasonable attorney's fees.

                                 V. TERMINATION
                                    -----------

         5.1 TERMINATION. (a) Notwithstanding anything contained in this Agreement, this Agreement may be terminated at any time prior to the Closing:

                  (i) By the mutual written consent of the Purchaser and Roadway;

                  (ii) By either the Purchaser or Roadway if the Closing has not occurred on or before 30 days following the Closing Date of the Merger (as defined in SECTION 1.2 of the Merger Agreement) (the "TERMINATION DATE"); PROVIDED the failure to consummate the transactions contemplated hereby on or before such date did not result from the failure by the party seeking termination of this Agreement to fulfill any undertaking or commitment provided for herein that is required to be fulfilled before the Closing;

                  (iii) By either the Purchaser or Roadway if there has been entered a final, nonappealable order or injunction of any Governmental Entity restraining or prohibiting the consummation of the transactions contemplated hereby or any material part thereof;

                  (iv) By Roadway (A) if any condition precedent to Roadway's obligation to effect the Closing as set forth in SECTION 4.3 is not satisfied, or has become incapable of fulfillment and such condition is not waived if waivable by Roadway on or prior to the Termination Date or (B) the Purchaser has breached any representation, warranty or covenant contained in this Agreement and such breach has not been cured within 15 days of Roadway's notification of such breach to the Purchaser; or

                  (v) By the Purchaser (A) if any condition precedent to the Purchaser's obligation to effect the Closing as set forth in SECTION
         4.2 is not satisfied, or has become incapable of fulfillment and such condition is not waived if waivable by the Purchaser on or prior to the Termination Date or (B) Roadway has breached any representation, warranty or covenant contained in this Agreement and such breach has not been cured within 15 days of the Purchaser's notification of such breach to Roadway.

         (b) Notwithstanding anything contained in this Agreement, this Agreement will automatically terminate if the Merger Agreement is terminated pursuant to SECTION 7.1 thereof.

         5.2 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
SECTION 5.1, written notice of such termination must be given to the other party and this Agreement will then become void and have no further force and effect and all further obligations of Roadway and the Purchaser under this Agreement will terminate without further liability of Roadway or the Purchaser, except that (a) the Purchaser's obligations to pay the termination fee pursuant to
SECTION 5.3, will survive such termination; (b) each party will return all documents, workpapers and other material of any other party relating to the transactions contemplated by this Agreement, whether so obtained before or after the execution of this Agreement, to the party furnishing the same; (c) the obligations of Roadway and the Purchaser under Sections 3.1 and Article VIII will survive such termination; and (d) such termination will not constitute a waiver by any party of any claim it may have for damages, equitable relief or other legal remedies caused by reason of, or relieve any party from liability for, any breach of this Agreement prior to termination under SECTION 5.1.

         5.3 TERMINATION FEE. In consideration for the time and expenses incurred by Roadway in connection with the negotiation of this Agreement and the transactions contemplated hereby, in the event of the termination of this Agreement pursuant to Sections 5.1(a)(ii), (iii) or

(iv), the Purchaser shall pay Roadway promptly, but in no event later than two business days after the date of such termination, by wire transfer of same day funds, cash in the amount of $2,500,000.00 (the "TERMINATION FEE"). The Termination Fee is in addition to any other remedies to which Roadway is entitled at law or in equity. The Purchaser acknowledges that the agreements contained in this SECTION 5.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Roadway would not enter into this Agreement.

                        VI. SURVIVAL AND INDEMNIFICATION
                            ----------------------------

         6.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the Purchaser's and Roadway's representations and warranties contained in SECTIONS
2.1 AND 2.2 will survive the Closing and remain in full force and effect indefinitely. All covenants and agreements contained in this Agreement will survive in accordance with their terms.

         6.2 DEFINITIONS. For purposes of this Agreement, (a) "INDEMNITEE" means any person entitled to indemnification under this Agreement, (b) "INDEMNIFYING PARTY" means any Person required to provide indemnification under this Agreement, and (c) "INDEMNIFIABLE LOSSES" means any and all claims, actions, suits, demands, assessments, judgments, losses, liabilities, damages, costs and expenses (including, without limitation, interest, penalties, attorneys' fees, accounting fees and investigation costs).

         6.3 INDEMNIFICATION.

         (a) Subject to SECTION 6.1, the Purchaser shall indemnify, defend and hold harmless Roadway and its Affiliates and their respective directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

                  (i) Any breach by the Purchaser of any of the representations or warranties of the Purchaser contained in this Agreement;

                  (ii) Any breach by the Purchaser of any covenant of the Purchaser contained in this Agreement;

                  (iii) Any Assumed Liability, including, without limitation, all liabilities and obligations relating to the conduct of the Business prior to the Closing Date or any liability or obligation to the extent resulting therefrom or relating thereto; and

                  (iv) The conduct of the Business on or after the Closing Date or any liability or obligation to the extent resulting therefrom or relating thereto.

         (b) Subject to SECTION 6.1, Roadway shall indemnify, defend and hold harmless the Purchaser and its directors, officers, employees, agents and representatives (including, without limitation, any predecessor or successor to any of the foregoing) from and against any and all Indemnifiable Losses relating to, resulting from or arising out of:

                  (i) Any breach by Roadway of any of the representations or warranties of Roadway contained in this Agreement; and

                  (ii) Any breach by Roadway of any covenant of Roadway contained in this Agreement.

         (c) The rights of the parties under this SECTION 6.3 are cumulative and not exclusive.

         6.4 NOTICE OF INDEMNIFIABLE LOSSES. As soon as is reasonably practicable after Roadway or the Purchaser becomes aware of any Indemnifiable Losses, such party shall give notice thereof (a "CLAIMS NOTICE") to the other party. A Claims Notice must describe the Indemnifiable Losses in reasonable detail, and indicate the amount (estimated, if necessary and to the extent feasible) of the Indemnifiable Loss that has been or may be suffered by the Indemnitee. No delay in or failure to give a Claims Notice by the Indemnitee to the Indemnifying Party pursuant to this SECTION 6.4 will adversely affect any of the other rights or remedies that the Indemnitee has under this Agreement, or alter or relieve the Indemnifying Party of its obligation to indemnify the Indemnitee.

         6.5 OPPORTUNITY TO DEFEND. The Indemnifying Party has the right, exercisable by written notice to the Indemnitee within 30 days of receipt of a Claims Notice from the Indemnitee of the commencement or assertion of any Indemnifiable Losses in respect of which Indemnitee may be sought hereunder, to assume and conduct the defense of such Indemnifiable Losses, in accordance with the limits set forth in this Agreement, with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnitee; PROVIDED, HOWEVER, that (a) the Indemnifying Party provides the Indemnitee with a written representation to the effect that the Indemnifying Party has sufficient financial resources, in the reasonable judgment of the Indemnitee, to satisfy the amount of any adverse monetary judgment that is reasonably likely to result;
(b) the Indemnitee or relevant third-party claimant solely seeks (and continues to seek) monetary damages; and (c) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnitee, the Indemnifying Party will be solely obligated to satisfy and discharge the Indemnifiable Losses in accordance with the limits set forth in this Agreement (the conditions set forth in clauses (a) through (c) are collectively referred to as the ("LITIGATION CONDITIONS"). If the Indemnifying Party does not assume the defense of a Indemnifiable Losses in accordance with this SECTION 6.5, the Indemnitee may continue to defend the Indemnifiable Losses. If the Indemnifying Party has assumed the defense of a Indemnifiable Losses as provided in this
SECTION 6.5, the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnitee in connection with the defense thereof; PROVIDED, HOWEVER, that if (i) any of the Litigation Conditions cease to be met, or (ii) the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Indemnifiable Losses, the Indemnitee may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred by the Indemnitee in connection therewith if a Indemnifiable Loss has occurred and the Indemnifying Party is liable for such Indemnifiable Loss as provided in this Agreement. Notwithstanding the foregoing, the Indemnitee has the right to employ counsel separate from counsel employed by the Indemnifying Party in the defense of any Indemnifiable Losses that the Indemnifying Party is defending and to participate therein, but the fees and expenses of such counsel will be at the Indemnitee's own expense, unless (A) the employment thereof has been specifically authorized by the

Indemnifying Party or (B) such Indemnitee has been advised by counsel reasonably satisfactory to the Indemnifying Party that there may be one or more legal defenses available to it that are different from or additional to those available to the Indemnifying Party and in the reasonable judgment of such counsel it is advisable for such Indemnitee to employ separate counsel. The Indemnifying Party, if it has assumed the defense of any Indemnifiable Losses as provided in this Agreement, will not, without the prior written consent of the Indemnitee, consent to a settlement of, or the entry of any judgment arising from, any such Indemnifiable Losses that (1) does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee a complete release from all liability in respect of such Indemnifiable Losses, or (2) grants any injunctive or equitable relief, or (3) may reasonably be expected to have a material adverse effect of the Indemnitee. The Indemnitee will have the right to settle on a commercially reasonable basis any Indemnifiable Losses the defense of which has not been assumed by the Indemnifying Party.

                       VII. OTHER POST-CLOSING COVENANTS
                            ----------------------------

         7.1 EMPLOYEE MATTERS.

         (a) Purchaser or its assignee shall extend offers of employment to all employees of the Business and to those other employees identified on SCHEDULE 3.5(h) (collectively, the "TRANSFERRED EMPLOYEES"). Purchaser shall assume any and all liabilities or obligations of ATS or Arnold with respect to any Transferred Employee, regardless of whether any such Transferred Employee accepts employment with Purchaser.

         (b) On or before December 31, 2001, Roadway shall amend or cause to be amended the ATS 401(k) Plan and the New Penn/Arnold Profit Sharing Plan to provide that all Transferred Employees are 100% vested therein.

         (c) On or before December 31, 2001, Roadway shall amend or cause to be amended the ATS 401(k) Plan to provide that the Transferred Employees are eligible for matching contributions thereunder for the 2001 Plan Year with respect to employee salary deferral contributions made to the Plan on or prior to the Closing Date without regard to the last day rule and the New Penn/Arnold Profit Sharing Plan to provide that the Transferred Employees are eligible for profit sharing contributions thereunder for the 2001 Plan Year with respect to compensation earned on or prior to the Closing Date without regard to the last day rule. Purchaser shall reimburse Roadway for the matching contribution made to the ATS 401(k) Plan and for the profit sharing contributions made to the New Penn/Arnold Profit Sharing Plan for the benefit of the Transferred Employees for the 2001 Plan Year.

         (d) To the extent that Transferred Employees are covered by welfare benefit plans within the meaning of Section 3(1) of ERISA or workers compensation insurance sponsored or provided by Roadway or an affiliate of Roadway (the "ROADWAY PLANS"), claims incurred prior to the Closing Date by Transferred Employees and their dependents under the Roadway Plans will be covered by the Roadway Plans. For purposes of this Section, a claim will be deemed "incurred" on the date that the event that gives rise to the claim occurs (for purposes of workers compensation insurance, life insurance, severance, sickness, accident and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

Notwithstanding the foregoing, Purchaser shall reimburse Roadway for the cost of all claims submitted to, and paid by, the Roadway Plans on behalf of Transferred Employees and their dependents.

         (e) Roadway shall provide each Transferred Employee with compensation in the normal course for services performed prior to the Closing Date. Purchaser shall reimburse Roadway for the cost of such compensation provided to Transferred Employees for services performed prior to the Closing Date.

         7.2 ACCESS. (a) On the Closing Date, or as soon thereafter as practicable, and in no event later than 90 calendar days after the Closing Date, Roadway shall deliver or cause to be delivered to the Purchaser all original agreements, documents, books, records and files primarily relating to the Business (collectively, "RECORDS") in the possession of Roadway or any Affiliate of Roadway to the extent not in the possession of the Purchaser, subject to the following exceptions:

                  (i) Purchaser recognizes that certain Records may contain only incidental information relating to the Business or may primarily relate to Roadway or any of its Affiliates, or the businesses of Roadway or any of its Affiliates other than the Business, and Roadway and its Affiliates may retain such Records and Roadway may deliver appropriately excised, but otherwise true and correct copies of such Records so long as the effect of such excising is not to omit necessary information from the Records for the conduct of the Business;

                  (ii) Roadway and each of its Affiliates may retain any Tax Returns (as defined below) so long as true and complete copies of the portions thereof relating to the Business are delivered to the Purchaser at or before the Closing or made available to the Purchaser following the Closing; and

                  (iii) Roadway and each of its Affiliates may retain Records that contain information that is privileged or similarly protected from disclosure and Records relating to the Excluded Liabilities or Excluded Assets.

         (b) After the Closing, the Purchaser will retain all Records (except those Records referred to in SECTIONS 7.2(a)(i), (ii) and (iii)) required to be retained pursuant to obligations imposed by any applicable Law. Except as provided in the immediately preceding sentence, the Purchaser will retain all Records for a period of seven years after the Closing Date. After the end of such seven-year period, before disposing of any such Records, the Purchaser shall give notice to such effect to Roadway and give Roadway at its cost and expense an opportunity to remove and retain all or any part of such Records as Roadway may elect.

         (c) After the Closing, upon reasonable notice, each party hereto shall give, or cause to be given, to the representatives, employees, counsel and accountants of the other parties hereto access, during normal business hours, to Records relating to periods prior to or including the Closing (except those Records referred to in SECTIONS 7.2(a)(i), (ii) and (iii)), and shall permit such persons to examine and copy such Records to the extent reasonably requested by the other party in connection with Tax (as defined below) and financial reporting matters, audits, legal proceedings, governmental investigations and other business purposes; PROVIDED, HOWEVER, that nothing herein will obligate any party to take actions that would unreasonably disrupt the normal course of its business, violate the terms of any contract to which it is a party or to which it or any of its assets is subject or grant access to any of its proprietary, confidential or classified information or information that is privileged or similarly protected from disclosure. The Purchaser shall provide or make available to Roadway and each of its Affiliates access to, and assistance from, employees of the Purchaser for the purposes of, and with the limitations described in, the preceding sentence. The parties hereto shall, and shall cause their respective Affiliates to, reasonably cooperate with each other in the conduct of any Tax audit, claim for refund of Taxes, or similar proceedings involving or otherwise relating to the Business (or the income therefrom or assets thereof) with respect to any Tax.

         7.3 CERTAIN TAX MATTERS. (a) For purposes of this Agreement, "TRANSFER TAXES" means all sales, use, transfer, gains, stamp, conveyance, value added or other similar Taxes, duties, excise or governmental charges imposed by any United States federal, state, local or foreign Governmental Entity, and all recording or filing fees, notarial fees and other similar costs of Closing with respect to the transfer of the Acquired Assets or otherwise on account of this Agreement or the transactions contemplated hereby. Each of Roadway and Purchaser shall pay one-half of the Transfer Taxes.

         (b) The Purchase Price will be allocated among the Acquired Assets in accordance with their fair market values as set forth in SCHEDULE 7.3(b), which Schedule will be mutually agreed to at or before Closing. The Purchaser and Roadway shall jointly prepare Form 8594 pursuant to Section 1060 of the Code, on a basis consistent with SCHEDULE 7.3(b).

         (c) With respect to the owned Real Property, the Business will be responsible for all real property Taxes that relate to a Tax period (or portion thereof) ending before the Closing Date (a "PRE-CLOSING TAX PERIOD"), and Purchaser will continue to be responsible for all such Taxes that related to a subsequent Tax period. Accordingly, no pro rations of real property Taxes are necessary; PROVIDED, HOWEVER, that if Roadway or any of its Affiliates have paid for any real property Taxes but have not yet been reimbursed for such payments by the Business, then Purchaser shall pay to Roadway at Closing an amount equal to the sum of all such unreimbursed amounts.

         (d) For purposes of this Agreement, (i) "TAX" includes all federal, state, local, foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated or other taxes of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not; (ii) "TAX RETURN" includes all Tax returns, statements, reports and forms (including estimated Tax or information returns and reports), claim for refund, or any other similar findings, related to Taxes, including any schedule or attachment thereto, and including any amendment thereof; and (iv) "CODE" means the Internal Revenue Code of 1986, as amended.

         7.4 CERTAIN CONTRACTS. (a) Notwithstanding anything to the contrary in this Agreement, to the extent that (i) any Assumed Contract (other than a Real Property lease or an Excluded Contract) is not capable of being assigned to the Purchaser in connection with the Closing without the consent or waiver of a third person (including without limitation a Governmental Entity) that has not been obtained on or before the Closing Date, or (ii) any of the transactions relating to the transactions contemplated by this Agreement constituted or would constitute a breach of any such Contract, or a violation of any Law, Roadway will be deemed not to have transferred, and will not be obligated to transfer, to the Purchaser any direct or indirect right, title or interest in or to any such Contract without first having obtained all necessary consents and waivers. None of Roadway or any of its Affiliates will have any liability whatsoever arising out of or relating to the failure to obtain any consents or waivers that may have been or may be required in connection with the transactions contemplated by this Agreement or because of a breach of, default under or termination of any Assumed Contract as a result thereof.

         (b) To the extent that the consents and waivers referred to in the immediately preceding paragraph are not obtained, or until the breaches or violations referred to in the immediately preceding paragraph are resolved, Roadway shall use reasonable efforts, with reasonable costs of Roadway and its Affiliates related thereto to be promptly reimbursed by the Purchaser, to (i) provide to the Purchaser, at its request, the benefits of any such Contract,
(ii) cooperate in any reasonable and lawful arrangement designed to provide such benefits to the Purchaser, without incurring any financial obligation to Roadway or any of its Affiliates, and (iii) enforce, at the request and for the account of the Purchaser, any rights of Roadway arising from any such Contract against the other party or parties to such Contract (including the right to elect to terminate in accordance with the terms thereof upon the advice of the Purchaser). Notwithstanding any provision to the contrary contained herein, the Purchaser shall perform or pay for the benefit of the other party or parties thereto the obligations of Roadway under or in connection with any such Contract. The Purchaser shall comply with all reasonable requests of Roadway for cooperation in connection with the performance of Roadway's obligations under this SECTION 7.6.

         7.5 GUARANTY. In addition to EHA's obligations under this Agreement, EHA hereby unconditionally and irrevocably guarantees the performance of the Purchaser's obligations under this Agreement (the "OBLIGATIONS"). The obligations of EHA hereunder are independent of the Obligations, and a separate action or actions may be brought and prosecuted against EHA with respect to the Obligations whether action is brought against the Purchaser or whether the Purchaser is joined in any such action or actions. EHA waives the benefit of any statute of limitations affecting his liability hereunder. EHA agrees that, subject to the rights of a guarantor to raise defenses that would have been available to such guarantor had it been named as the sole obligor with respect to the Obligations rather than as a guarantor, EHA's obligations hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever (including, without limitation, personal defenses of the Purchaser or any other obligor) that might otherwise constitute a legal or equitable discharge or defense of a surety, guarantor or co-obligor. The obligations of EHA under this guaranty will be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any person in respect of the Obligations is rescinded or must be


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


otherwise restored by any beneficiary under this Agreement, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and EHA shall reimburse Roadway on demand for all reasonable out-of-pocket losses, liabilities, costs and expenses (including, without limitation, fees of counsel) incurred by Roadway or any of its Affiliates in connection with such rescission or restoration, including any losses, liabilities, costs and expenses in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

                  VIII. MISCELLANEOUS PROVISIONS
                        ------------------------

         8.1 NOTICES. All notices and other communications required or permitted hereunder must be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by facsimile (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate party at the address specified below:

         (a) If to the Purchaser, to:

                                      Arnold Logistics, Inc.
                                      4410 Industrial Road
                                      Camp Hill, PA  17011
                                      Facsimile No.:  (717) 761-6688
                                      Attention:  Edward H. Arnold, Chairman

                               with a copy to:

                                      Rhoads & Sinon LLP
                                      One South Market Square, 12th Floor
                                      P.O. Box 1146
                                      Harrisburg, PA  17108-1146
                                      Facsimile No.:  (717) 231-6694
                                      Attention:  John P. Manbeck, Esq.

         (b) If to Roadway, to:

                                      Roadway Corporation
                                      1077 Gorge Boulevard
                                      P.O. Box 471
                                      Akron, OH   44309-0471
                                      Facsimile No.:  (330) 258-6082
                                      Attention:  John Gasparovic,
                                                    General Counsel

                               with a copy to:

                                      Jones, Day, Reavis & Pogue


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


                                      North Point
                                      901 Lakeside Avenue
                                      Cleveland, OH   44114
                                      Facsimile No.:  (216) 579-0212
                                      Attention:  Patrick J. Leddy, Esq.

or to such other address or addresses as any such party may from time to time designate as to itself by like notice.

         8.2 EXPENSES. Except as otherwise expressly provided herein, (a) upon the Closing, Roadway shall pay or cause to be paid all expenses incurred by Roadway or any of its Affiliates, and Purchaser shall pay all expenses incurred by Purchaser or any of its Affiliates, incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein; PROVIDED that Purchaser also will be responsible for all third-party expenses incurred by Arnold or its subsidiaries at EHA's request in connection with the acquisition of the Business and (b) the Purchaser and Roadway will share equally all fees and expenses, other than attorneys' fees, incurred in connection with the preparation and filing required under HSR.

         8.3 SUCCESSORS AND ASSIGNS. (a) Subject to Sections 8.3(b) and (c), this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegatable by any party without the prior written consent of the other parties hereto.

         (b) Nothing in this Agreement is intended to limit the Purchaser's ability to sell or to transfer the Acquired Assets and the Assumed Liabilities following the Closing Date; PROVIDED, HOWEVER, that any such sale or transfer will not result in a termination of any of the Purchaser's covenants, duties, responsibilities, obligations or liabilities hereunder and PROVIDED FURTHER, that the person acquiring the Acquired Assets and Assumed Liabilities pursuant to such sale or transfer will assume all of such covenants, duties, responsibilities, obligations and liabilities in a written instrument satisfactory to Roadway.

         (c) Notwithstanding anything contained in this Agreement to the contrary, upon notice to the Purchaser, Roadway may assign or delegate any or all of their rights under this Agreement to any of its Affiliates, or to any person that acquires all or substantially all of the assets or voting stock of Roadway.

         8.4 WAIVER. Either the Purchaser or Roadway by written notice to the other may (a) extend the time for performance of any of the obligations or other actions of the other under this Agreement, (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement, (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement, or (d) waive or modify performance of any of the obligations of the other under this Agreement. Except as provided in the immediately preceding sentence, no action taken pursuant to this Agreement will be deemed to constitute a waiver of compliance with any representations, warranties or covenants contained in this Agreement. Any waiver of any term or condition will not be construed as a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. No failure or delay of any party in asserting any of its rights hereunder will constitute a waiver of any such rights.

         8.5 ENTIRE AGREEMENT. This Agreement (including the Schedules hereto) supersedes any other agreement, whether written or oral, that may have been made or entered into by any party or any of their respective Affiliates (or by any director, officer or representative thereof) prior to the date hereof relating to the matters contemplated hereby. This Agreement (together with the Schedules hereto) constitutes the entire agreement by and among the parties hereto and there are no agreements or commitments by or among such parties or their Affiliates except as expressly set forth herein and therein.

         8.6 AMENDMENTS, SUPPLEMENTS, ETC. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by the Purchaser and Roadway to be necessary, desirable or expedient to further the purposes of this Agreement, or to clarify the intention of the parties hereto.

         8.7 RIGHTS OF THE PARTIES. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person other than the parties hereto and their respective Affiliates any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         8.8 FURTHER ASSURANCES. From time to time, as and when requested by either the Purchaser or Roadway, the other shall execute and deliver, or cause to be executed and delivered, all such documents and instruments as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

         8.9 APPLICABLE LAW; JURISDICTION. (a) This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the substantive Laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

         (b) Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the States of Ohio or Pennsylvania or any Ohio or Pennsylvania state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement; (ii) shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and(iii) shall not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the States of Ohio or Pennsylvania or an Ohio or Pennsylvania state court.

         8.10 TITLES AND HEADINGS. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         8.11 CERTAIN INTERPRETIVE MATTERS AND DEFINITIONS. (a) Unless the context otherwise requires, (i) all references to Sections or Schedules are to Sections or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles consistently applied, (iv) "OR" is disjunctive but not necessarily exclusive, (v) words in the singular include the plural and vice versa, (vi) the terms "SUBSIDIARY" and "AFFILIATE" have the meanings given to those terms in Rule

12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended,
(vii) "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns), (viii) all references to "$" or dollar amounts will be to lawful currency of the United States of America and (ix) the term "BUSINESS DAY" means any day except Saturday, Sunday and any federal holiday.

         (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                             ROADWAY CORPORATION

                             By:    /s/ John J. Gasparovic
                                  --------------------------------------------
                             Name:  John J. Gasparovic
                                    ------------------------------------------
                             Title: Vice President, General Counsel & Secretary
                                    ------------------------------------------

                                /s/ Edward H. Arnold
                              ------------------------------------------
                                    Edward H. Arnold


                              ARNOLD LOGISTICS, INC.

                              By:    /s/ Douglas Enck
                                   -------------------------------------------
                              Name:  Douglas Enck
                                     -----------------------------------------
                              Title: President & CEO
                                     -----------------------------------------



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